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                                                                    Exhibit 8.1



                                                                January 6, 1995


CWM Mortgage Holdings, Inc.
35 North Lake Road
Pasadena, California  91101


Dear Sirs:

                  We have acted as counsel to CWM Mortgage Holdings, Inc., a Delaware corporation (the 'Company'), in connection with the public offering (the 'Offering') by the Company of up to 6,900,000 shares (the 'Shares') of the Company's Common Stock, par value $.01 per share (the 'Common Stock').

                  This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the 'Securities Act').

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, File No. 33-56547, relating to the Shares, filed with the Securities and Exchange Commission (the 'Commission') under the Securities Act on November 22, 1994 (as such Registration Statement may be subsequently amended and together with all exhibits thereto, the 'Registration Statement'), (ii) the Certificate of Incorporation of the Company as currently in effect, and (iii) the By-laws of the Company as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.



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                  In our examination,  we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents, of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

                   This  opinion  is  based  on  various  assumptions,   and  is
conditioned upon certain representations made by the Company as to factual matters set forth in the discussion of 'Federal Income Tax Considerations' in the Registration Statement. In addition, this opinion is based upon certain factual representations of the Company concerning its business and properties.

                  Based on such facts, assumptions and representations, it is our opinion that:

                  (1) Commencing with the Company's taxable year ending December 31, 1985, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the 'Code').

                  (2) The information in the Registration Statement under the caption 'Federal Income Tax Considerations,' to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is accurate in all material respects.

No opinion is expressed as to any matter not discussed herein.

                  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Company's representations may effect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be received by Brown & Wood. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our Firm under the heading

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'Legal Matters' in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                             Very truly yours,

                                                             /s/ BROWN & WOOD

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